UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.      )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14(a)-12

NATIONAL HOLDINGS CORPORATION
(Name of Registrant as Specified in Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NATIONAL HOLDINGS CORPORATION

Notice of Annual Meeting of Shareholders
To Be Held Wednesday, March 13, 2007 at 12:00 P.M.

To the Shareholders:

The Annual Meeting of Shareholders of National Holdings Corporation will be held on March 13, 2007 at 12:00 P.M. at the Company’s headquarters, located at 120 Broadway, 27th Floor, New York, New York 10271, for the following purposes:

1.	To elect two (2) Class III directors to serve until the 2010 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	To ratify the appointment of Marcum & Kliegman LLP as independent public accountants for the fiscal year ending September 30, 2007; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Owners of record at the close of business on January 16, 2007 will be entitled to vote at the Annual Meeting or at any adjournments or postponements thereof. A complete list of the shareholders entitled to vote at the Annual Meeting will be made available for inspection by any shareholder of record at the offices of the Company during market hours from March 2, 2007 through the time of the Annual Meeting.

Your vote is very important. For this reason, our Board of Directors is soliciting your proxy to vote your shares of common stock at the meeting. The entire cost of soliciting proxies will be borne by the Company. The cost of solicitation will include the cost of supplying necessary additional copies of the solicitation materials and the Company's 2006 Annual Report to Shareholders (the "Annual Report") to beneficial owners of shares held of record by brokers, dealers, banks, trustees, and their nominees, including the reasonable expenses of such recordholders for completing the mailing of such materials and Annual Report to such beneficial owners.

In voting at the Annual Meeting, each shareholder of record on the Record Date shall be entitled to one vote on all matters. Holders of a majority of the outstanding shares of Common Stock must be represented in person or by proxy in order to achieve a quorum to vote on all matters other than the election of directors. The Proxy Statement, the attached Notice of Meeting, the enclosed proxy card and the Annual Report to Shareholders are being mailed to shareholders on or about January 25, 2007.

NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY.

By Order of the Board of Directors

/s/ Robert H. Daskal
Robert H. Daskal
Secretary

Chicago, Illinois
January 25, 2007

NATIONAL HOLDINGS CORPORATION
120 Broadway, 27th Floor
New York, New York 10271

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held March 13, 2007

General

The enclosed proxy is solicited on behalf of the Board of Directors of National Holdings Corporation, a Delaware corporation (“National Holdings” or the “Company”), for use at the Annual Meeting of Shareholders to be held on March 13, 2007, and any adjournment or postponement thereof. The Annual Meeting will be held at 12:00 P.M. (local time) at the Company’s headquarters, located at 120 Broadway, 27th Floor, New York, New York 10271. This Proxy Statement, the enclosed proxy card and the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006 are being mailed on or about January 25, 2007 to shareholders entitled to vote at the meeting.

Record Date and Voting Shares

The close of business on January 16, 2007 has been fixed as the record date (the “Record Date”) for determining the shareholders of record entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, there were outstanding and entitled to vote 5,358,611 shares of Common Stock, $.02 par value (the “Common Stock”), 35,316 shares of Series A Convertible Preferred Stock, $.01 par value (the “Series A Preferred Stock”) and 10,000 shares of Series B Convertible Preferred Stock, $.01 par value (the “Series B Preferred Stock” and together with the Series A Preferred Stock, the “Preferred Stock”). Each share of Series A Preferred Stock is convertible into Common Stock at the current conversion price of $1.25 per share and each share of Series B Preferred Stock is convertible into Common Stock at the conversion price of $.75 per share. The holder of each share of Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which such share of Preferred Stock could be converted at the Record Date. Accordingly, as of the Record Date, there were 9,517,224 shares entitled to vote, consisting of 5,358,611 shares of Common Stock outstanding, 2,825,280 shares of Common Stock issuable upon conversion of the Series A Preferred Stock and 1,333,333 shares of Common Stock issuable upon conversion of the Series B Preferred Stock. Each share of Common Stock entitles the holder thereof to one vote upon any proposal submitted for a vote at the Annual Meeting.

Directors are elected by a plurality of the votes, which means that the nominee who receives the largest number of properly executed votes will be elected as a director. Shares that are represented by proxies that are marked “withhold authority” for the election of the director nominee will not be counted in determining the number of votes cast for that person. Any other matters properly considered at the meeting will be determined by a majority of the votes cast.

Voting of Proxies

Shares of Common Stock represented by Proxies, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no instruction is indicated on the Proxy, the shares of Common Stock represented thereby will be voted: (i) FOR the election of the Class III Directors for a term ending in 2010; (ii) FOR the ratification of the appointment of Marcum & Kliegman LLP as our independent public accountants for the year ending September 30, 2007; and (iii) at the discretion of the person or persons voting the Proxy, with respect to any other matter that may properly be brought before the Meeting. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will not be considered as voting with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

Revocation of Proxies

You may revoke or change your proxy at any time before the Annual Meeting by filing with the Secretary of the Company, at 875 North Michigan Avenue, Suite 1560, Chicago, Illinois 60611, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

If any shareholder is unable to attend the Annual Meeting, such shareholder may vote by proxy. If a proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified in the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections appointed for the meeting and will determine whether or not a quorum is present. The holders of a majority of the shares of stock entitled to vote at the meeting, present in person or represented by proxy shall constitute a quorum for the transaction of business.

Solicitation

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

Shareholder Proposals for 2008 Annual Meeting

Any shareholder who intends to present a proposal at the Company's 2008 Annual Meeting of Shareholders must ensure that the proposal is received by the Corporate Secretary at National Holdings Corporation, 875 North Michigan Avenue, Suite 1560, Chicago, Illinois 60611:

•	not later than September 27, 2007, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934; or

•
on or after December 13, 2007, and on or before December 27, 2007, if the proposal is submitted pursuant to the Company’s by-laws, in which case the notice of the proposal must meet certain requirements set forth in our by-laws.

Dissenters’ Right of Appraisal

Under Delaware law, shareholders are not entitled to dissenters’ rights on any proposal referred to herein.

Security Ownership of Certain Beneficial Owners and Management

Certain Beneficial Owners

The following table sets forth certain information with respect to persons known by the management of the Company to own beneficially more than five percent (5%) of the voting securities of the Company as of January 16, 2007:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Class
Marshall S. Geller c/o St. Cloud Capital Partners, L.P. 10866 Wilshire Boulevard, Suite 1450 Los Angeles, CA 90024	2,303,383 (2)	30.28%

Mark Goldwasser 120 Broadway, 27th Floor New York, NY 10271	1,239,953 (3)	19.00%

Gregory P. Kusnick and Karen Jo Gustafson 715 Second Avenue, Unit 1904 Seattle, WA 98104	610,000 (4)	10.22%

Gregory C. Lowney and Maryanne K. Snyder 15207 NE 68th Street Redmond, WA 98052	610,000 (4)	10.22%

Triage Partners LLC 90 Park Avenue, 39th Floor New York, NY 10016	1,134,040 (5)	18.27%

Steven A. Rothstein 2737 Illinois Road Wilmette, IL 60091	420,530 (6)	7.56%

Strategic Turnaround Equity Partners, LP c/o Galloway Capital Management, LLC 720 Fifth Avenue, 10th Floor New York, NY 10019	721,596 (7)	13.47%

Bedford Oak Advisors, LLC 100 South Bedford Road Mt. Kisco, NY 10549	308,090 (8)	5.75%

Christopher C. Dewey 120 Broadway, 27th Floor New York, NY 10271	276,924 (9)	5.10%

(1)	All securities are beneficially owned directly by the persons listed on the table (except as otherwise indicated).

(2)
Includes 1,133,333 shares issuable upon conversion of 8,500 shares of Series B Preferred Stock, 850,000 shares issuable upon conversion of a convertible promissory note, 255,000 shares issuable upon exercise of warrants owned indirectly through St. Cloud Capital Partners, L.P., and 10,000 shares issuable upon exercise of vested stock options. Mr. Geller disclaims beneficial ownership of the securities owned by St. Cloud Capital Partners, L.P.

(3)
Includes 798,960 shares issuable upon conversion of 9,987 shares of Series A Preferred Stock owned indirectly through One Clark LLC, 20,425 shares owned by direct family members and 367,000 shares issuable upon exercise of vested stock options.

(4)	Includes 510,000 shares issuable upon conversion of 6,375 shares of Series A Preferred Stock and 100,000 shares issuable upon exercise of warrants owned as joint tenants with rights of survivorship.

(5)	Includes 799,040 shares issuable upon conversion of 9,988 shares of Series A Preferred Stock and 50,000 shares issuable upon exercise of warrants.

(6)	Includes shares owned directly and indirectly as provided in information filed with the SEC in a Schedule 13D/A dated August 23, 2006.

(7)	Includes shares owned directly and indirectly as provided in information filed with the SEC in a Schedule 13D/A dated August 1, 2006.

(8)	Includes shares owned directly and indirectly as provided in information filed with the SEC in a Schedule 13G dated March 16, 2006.

(9)
Includes 25,000 shares owned by Mr. Dewey’s daughters and 75,000 shares issuable upon exercise of vested stock options. Mr. Dewey disclaims beneficial ownership of the securities owned by his daughters.

Security Ownership of Management

The following information is furnished as of January 16, 2007 as to each class of equity securities of the Company beneficially owned by all directors and named executive officers of the Company:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Mark Goldwasser - Chairman, President and Chief Executive Officer	1,239,953 (1)	19.00%
Gary A. Rosenberg - Director	50,000 (2)	0.92%
Peter Rettman - Director	150,000 (3)	2.72%
Robert J. Rosan - Director	50,000 (2)	0.92%
Norman J. Kurlan - Director	42,800 (4)	0.79%
Marshall S. Geller - Director	2,303,383 (5)	30.28%
Christopher C. Dewey - Director	276,924 (6)	5.10%
Robert H. Daskal - Chief Financial Officer and Secretary	116,875 (7)	2.14%
David McCoy - Chief Operating Officer	60,000 (2)	1.11%
Brian Friedman - Executive Vice President and Assistant Secretary	135,000 (8)	2.46%
All executive officers and directors of the Company as a group (ten persons)	4,424,935 (9)	46.96%

(1)
Includes 798,960 shares issuable upon conversion of 9,987 shares of Series A Preferred Stock owned indirectly through One Clark LLC, 20,425 shares owned by direct family members and 367,000 shares issuable upon exercise of vested stock options.

(2)	Includes 50,000 shares issuable upon exercise of vested stock options.

(3)	Includes 150,000 shares issuable upon exercise of warrants.

(4)	Includes 2,800 shares owned by a direct family member and 40,000 shares issuable upon exercise of vested stock options.

(5)
Includes 1,133,333 shares issuable upon conversion of 8,500 shares of Series B Preferred Stock, 850,000 shares issuable upon conversion of a convertible promissory note and 255,000 shares issuable upon exercise of warrants owned indirectly through St. Cloud Capital Partners, L.P., and 10,000 shares issuable upon exercise of vested stock options. Mr. Geller disclaims beneficial ownership of the securities owned by St. Cloud Capital Partners, L.P.

(6)
Includes 25,000 shares owned by Mr. Dewey’s daughters and 75,000 shares issuable upon exercise of vested stock options. Mr. Dewey disclaims beneficial ownership of the securities owned by his daughters.

(7)	Includes 110,000 shares issuable upon exercise of vested stock options.

(8)	Includes 125,000 shares issuable upon exercise of vested stock options.

(9)
Includes 798,960 shares issuable upon conversion of 9,987 shares of Series A Preferred Stock, 1,133,333 shares issuable upon conversion of 8,500 shares of Series B Preferred Stock, 850,000 shares issuable upon conversion of a convertible promissory note, 877,000 shares issuable upon exercise of vested stock options and 405,000 shares issuable upon exercise of warrants.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven (7) members and is divided into three (3) classes, one class of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors of such class have been elected and qualified. A majority of the Board of Directors is comprised of independent directors. The nominees to serve as Class III Directors of the Board of Directors are set forth below and each has consented to being named in this proxy statement and has agreed to serve if elected. Mr. Rettman, a Class III director, is not seeking re-election at this year’s Annual Meeting. Mr. Rettman’s decision not to stand for re-election was not the result of any disagreement with the Company or management. Accordingly, we will have a vacancy for a Class III Board member which is not being filled at this year’s Annual Meeting. The Company is currently in the process of identifying a candidate for this position. The proxy holders intend to vote all proxies received by them in the accompanying form for the nominees for director listed below. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as a director, the proxy holders intend to vote all proxies received by them for the nominees listed below. As of the date of this Proxy Statement, the Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

Each shareholder will be entitled to one (1) vote for each share of Common Stock held as of the Record Date. Shares represented by your proxy will be voted in accordance with your direction as to the election as a director of the person listed below as a nominee. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Election requires the affirmative vote by the holders of a majority of the Common Stock voting at the Annual Meeting.

			Class and Year
		Director	In Which Term
Name	Age	Since	Will Expire

Nominees for Director

Mark Goldwasser	48	2001	Class III, 2010
Gary A. Rosenberg (1)(2)(3)	66	1997	Class III, 2010

Directors Continuing in Office
			Class and Year
		Director	In Which Term
Name	Age	Since	Will Expire

Marshall S. Geller (2)(3)	67	2006	Class I, 2008
Christopher C. Dewey (2)	62	2006	Class I, 2008
Robert J. Rosan (1)(2)(3)	75	2001	Class II, 2009
Norman J. Kurlan (1)(3)	54	2003	Class II, 2009
____________________

(1)	Member of Audit Committee
(2)	Member of Compensation Committee
(3)	Member of Governance Committee

Set forth below is the principal occupations of each director during the past five (5) years.

Mark Goldwasser has served as a director of the Company since December 28, 2001. Mr. Goldwasser joined the Company in June 2000. Mr. Goldwasser was named President in August 2000, Chief Executive Officer in December 2001 and Chairman in April 2005. Prior to joining the Company, Mr. Goldwasser was the Global High Yield Sales Manager at ING Barings from 1997 to 2000. From 1995 to 1997, Mr. Goldwasser was the Managing Director of High Yield Sales at Schroders & Co., and from 1991 to 1995, the Vice President of Institutional High Yield Sales at Lazard Freres & Co. From 1984 to 1991, Mr. Goldwasser served as the Associate Director of Institutional Convertible Sales and Institutional High Yield Sales at Bear Stearns & Co., Inc. From 1982 to 1984, Mr. Goldwasser was a Floor member of the New York Mercantile Exchange (NYMEX) and the Commodity Center (COMEX). Mr. Goldwasser received his BA with Honors from the University of Capetown in 1979.

Gary A. Rosenberg has served as a director of the Company since its inception in February 1997 and served as its President from August 1997 until April 1998. Mr. Rosenberg was Chairman and CEO of UDC Homes, Inc. (and its predecessors) from 1968 to 1994, and the Chairman (non-management) from 1994 to 1996. Presently, Mr. Rosenberg is President and Chief Executive Officer of Urban R2 Development Company LLC. In February 2004, Mr. Rosenberg filed for bankruptcy protection under Chapter 7 in the U.S. Bankruptcy Court for the Northern District of Illinois. Mr. Rosenberg is also Chairman and Director of the Rosenberg Foundation; Founder and Chairman of the Real Estate Research Center and a member of the Board at The Kellogg Graduate School of Management at Northwestern University; and a Trustee of St. Norbert College. Mr. Rosenberg received his BS and MBA from Northwestern University and his JD from the University of Wisconsin.

Robert J. Rosan has served as a director of the Company since December 28, 2001. He has been a partner in the law firm of Rosan & Rosan P.C. for 34 years, specializing in real estate, banking and contract law. Mr. Rosan received his LLB from Columbia Law School, and is an active real estate investor and developer.

Norman J. Kurlan has served as a director of the Company since July 28, 2003. Mr. Kurlan is currently an independent commissioned representative with the broker dealer American Portfolios, and has held similar position with Nathan and Lewis Securities. Mr. Kurlan was employed by Bear Stearns & Co. in Private Client Services in New York City from 1981 to 1996. Mr. Kurlan received his BS in business administration from Boston University, an MBA in accounting from St. Johns University and an advanced profession post graduate degree in investment management and finance from New York University.

Marshall S. Geller has served as a director of the Company since January 11, 2006. Mr. Geller is the Co-Founder and Senior Managing Partner of St. Cloud Capital Partners, L.P., a Los Angeles based private investment fund formed in December 2001. He is also Chairman, CEO and Founding Partner of Geller & Friend Capital Partners, Inc., a private merchant bank formed in November 1995. Mr. Geller has spent more than 35 years in corporate finance and investment banking, including 21 years as Senior Managing Director for Bear, Stearns and Company, with oversight of all operations in Los Angeles, San Francisco, Chicago, Hong Kong and the Far East. Mr. Geller currently serves as Non-Executive Chairman of the Board of Directors of ShopNBC-Value Vision Media, Inc. (Nasdaq:VVTV) and as director on the Boards of GP Strategies Corporation (NYSE:GPX), 1st Century Bank N.A., (Nasdaq:FCNA), SCPIE Holdings (NYSE.SKP) and Blue Holdings, Inc. (Nasdaq:BLUE) and is on the Board of Governors of Cedars-Sinai Medical Center, Los Angeles. Mr. Geller graduated from California State University, Los Angeles, with a BS in Business Administration, where he currently serves on the Dean's Advisory Council for the College of Business & Economics.

Christopher C. Dewy has served as a director of the Company since December 27, 2006. From 1993 to prior to joining the Company, Mr. Dewey served as Executive Vice President of Jefferies & Company, Inc. Prior to joining Jefferies & Company, Inc., Mr. Dewey was a partner of Merrion Group (1990-1993) and Bear Stearns (1979-1990). Mr. Dewey earned an MBA from the Wharton School in 1987.

CORPORATE GOVERNANCE

The Company’s business affairs are conducted under the direction of the Board of Directors in accordance with the Delaware Business Corporation Act and the Company’s Certificate of Incorporation and Bylaws. Members of the Board of Directors are informed of the Company’s business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. Certain corporate governance practices that the Company follows are summarized below.

Code of Ethics and Business Conduct

We have adopted the National Holdings Corporation Code of Ethics and Business Conduct (the “Code of Conduct”), a code of conduct that applies to our directors, officers and employees. The Code of Conduct was filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003 and is publicly available on the SEC’s website at www.sec.gov. If we make any substantive amendments to the Code of Conduct or grant any waiver, including any implicit waiver from a provision of the Code of Conduct to our directors or executive officers, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

Meetings and Committees of the Board of Directors and Corporate Governance Matters

During the fiscal year ended September 30, 2006, the Company’s Board of Directors met or acted by unanimous written consent a total of 13 times. Each director attended or participated in 75% or more of the aggregate of the total number of meetings of the Board of Directors.

Committees of the Board of Directors

The Board of Directors has an Audit Committee, a Compensation Committee and a Governance Committee, all the members of which, with the exception of Mr. Dewey, are independent, as defined by Securities and Exchange Commission (the “SEC”) rules. Each director attended or participated in 75% or more of the aggregate of the total number of meetings held by all committees of the Board of Directors on which such director served during fiscal year 2006.

Director Qualifications. The Board of Directors does not currently have a nominating committee, as the Company believes that having the full Board deliberate the nomination process is in the Company’s best interest. Board of Director nominations are recommended by the directors, which has recommended the nominees named above for election at the 2007 Annual Meeting, other than Mr. Dewey who joined the Board after such recommendation was made. In making its nominations, the Board of Director identifies candidates who meet the current challenges and needs of the Board of Directors. In determining whether it is appropriate to add or remove individuals, the Board of Directors will consider issues of judgment, diversity, age, skills, background and experience. In making such decisions, the Board of Directors considers, among other things, an individual’s business experience, industry experience, financial background and experiences. The Board of Directors also considers the independence, financial literacy and financial expertise standards required by our Board of Directors committees’ charters and applicable laws, rules and regulations, and the ability of the candidate to devote the time and attention necessary to serve as a director and a committee member.

Identifying and Evaluating Nominees for Director.  In the event that vacancies are anticipated or otherwise arise, the Board of Directors considers various potential candidates for director. Candidates may come to the attention of the Board through current directors, professional search firms engaged by us, shareholders or other persons. Candidates are evaluated at regular or special meetings of the Board of Directors and may be considered at any point during the year.

Shareholder Nominees.  Candidates for director recommended by shareholders will be considered by the Board of Directors. Such recommendations should include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications for membership on our Board of Directors, information regarding any relationships between the candidate and us within the last three years, including stockholdings in us, and a written indication by the recommended candidate of the candidate’s willingness to serve, and should be sent to the Board of Directors at the address listed on page 10 of this proxy statement.

The Board of Directors will evaluate recommendations for director nominees submitted by directors, management or qualifying shareholders in the same manner, using the criteria stated above. All directors and director nominees will submit a completed form of directors’ and officers’ questionnaire as part of the nominating process. The process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Board of Directors.

Audit Committee

The Audit Committee for fiscal year 2006 consisted of Gary A. Rosenberg, Robert J. Rosan and Norman J. Kurlan. The members are “independent” as defined in SEC Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 4200 of the Nasdaq Market Place Rules.

On January 22, 2003, the Board adopted a charter for the Audit Committee, as amended and restated on January 12, 2004. The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee has the power and authority to engage the independent public accountants, reviews the preparations for and the scope of the audit of the Company’s annual financial statements, reviews drafts of the statements and monitors the functioning of the Company’s accounting and internal control systems by through discussions with representatives of management, the independent public accountants and the internal auditors.

Under SEC rules, companies are required to disclose whether their audit committees have an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Exchange Act of 1934 and whether that expert is “independent” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. The Board of Directors has determined that Mr. Rosenberg is a “financial expert” and is also “independent.” The Audit Committee meets quarterly and on an on-needed basis. The Committee met four times during the year ended September 30, 2006.

Compensation Committee

The Company’s Compensation Committee for fiscal year 2006 consisted of Robert J. Rosan, Gary A. Rosenberg and Marshall S. Geller, all of whom are considered to be “independent.” On December 27, 2006, Christopher C. Dewey was appointed to the Compensation Committee. Mr. Dewey is not considered to be “independent” under SEC rules. On January 12, 2004, the Compensation Committee adopted a formal Compensation Committee Charter, which contains a detailed description of the committee's duties and responsibilities. The Compensation Committee meets annually and on an on-needed basis. The Committee met one time during the year ended September 30, 2006.

Governance Committee

The Governance Committee for fiscal year 2006 consisted of Marshall S. Geller, Gary A. Rosenberg, Robert J. Rosan and Norman J. Kurlan. The members are “independent” as defined in SEC Rule 10A-3 under the Exchange Act and Rule 4200 of the Nasdaq Market Place rules.

The Governance Committee was created with certain duties and responsibilities including setting the Company’s trading policy, monitoring Sarbanes-Oxley matters, resolving Board conflicts and/or such other duties and responsibilities as set forth in the Corporate Governance Committee charter. The Governance Committee meets on an on-needed basis. The Committee met one time during the year ended September 30, 2006.

Compensation Committee Interlocks and Insider Participation

No interlocking relationships existed between any members of the Company’s Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company during the fiscal year ended September 30, 2006, nor has any such interlocking relationship existed in the past.

Procedures for Shareholder Communications to Directors

Shareholders may communicate directly with the Board of Directors. All communications should be directed to our Corporate Secretary at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. Shareholder communications to the Board should be sent to:

Corporate Secretary
Attention: Board of Directors
National Holdings Corporation
875 North Michigan Avenue, Suite 1560
Chicago, IL 60611

Director Attendance Policy

Attendance of directors at our annual meetings of shareholders can provide our shareholders with an opportunity to communicate with directors about issues affecting the Company. Accordingly, all directors are encouraged to attend annual meetings of shareholders; however, attendance is not mandatory. All of the Company’s directors attended the last annual meeting of shareholders, which was held in March 2006.

Directors Compensation

Effective January 1, 2004, each outside director is paid a directors fee of $15,000 per annum, payable quarterly. Outside directors are also granted options to purchase 10,000 shares of the Company’s Common Stock each year of their tenure on the day after the date of the Company’s Annual Meeting of Shareholders, which fully vest six (6) months after the date of issuance. The exercise price of such options equal or exceed fair market value of the Common Stock on the date of grant. The Company reimburses all directors for expenses incurred traveling to and from Board meetings. The Company does not pay inside directors any compensation as a director. The compensation for directors was approved by the disinterested members of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES AS A DIRECTOR OF THE COMPANY.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors, acting on the recommendation of the Audit Committee, has appointed Marcum & Kliegman LLP, as the independent public accountants for the Company for the fiscal year ending September 30, 2007. The Board of Directors requests that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors will consider the selection of another public accounting firm for fiscal year 2007 and future years. One or more representatives of Marcum & Kliegman LLP may attend the Annual Meeting and, if so, will have an opportunity to make a statement if they so desire, and would be available to answer questions.

Audit Fees. Fees for services performed by Marcum & Kliegman LLP during fiscal years 2006 and 2005 relating to the audit of our consolidated annual financial statements, the review of our consolidated quarterly financial statements included in our Forms 10-Q and preparation of Federal and state income tax returns were $225,000 and $219,000, respectively.

Audit-Related Fees. “Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above. There were no such fees paid in fiscal years 2006 or 2005.

Tax Fees. The fees billed in fiscal years 2006 or 2005 for tax compliance, tax advice or tax planning are included in Audit Fees above.

All Other Fees. Fees for services performed by Marcum & Kliegman LLP during fiscal year 2006 relating to the Company’s registration statement were $15,000. There were no fees for other audit related services in fiscal year 2005.

Pre-Approval Policies

Pursuant to the rules and regulations of the SEC, before the Company’s independent public accountant is engaged to render audit or non-audit services, the engagement must be approved by the Company’s audit committee or entered into pursuant to the committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee.

Required Vote

The affirmative vote of the holders of a majority of the shares present, or represented, and entitled to vote at the Annual Meeting is needed to ratify the appointment of Marcum & Kliegman LLP as the Company's independent public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MARCUM & KLIEGMAN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY IN FISCAL YEAR 2007.

EXECUTIVE OFFICERS

The following sets forth information as to persons who serve as our executive officers as of December 31, 2006:

Mark Goldwasser, 48 years old. Chief Executive Officer, President and Chairman of the Board. For information regarding Mr. Goldwasser, see “Proposal 1 - Election of Directors.”

Christopher C. Dewey, 62 years old. Vice Chairman of the Board. For information regarding Mr. Dewey, see “Proposal 1 - Election of Directors.”

Robert H. Daskal , 65 years old, has served as Chief Financial Officer and Secretary of the Company since March 2006. Mr. Daskal served as Acting Chief Financial Officer and Acting Secretary of the Company from January 2002 to March 2006, and served as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company from February 1997 through December 2001. From 1994 to 1997, Mr. Daskal was a director, Executive Vice President and Chief Financial Officer of Inco Homes Corporation, and from 1985 to 1994, Mr. Daskal was a director, Executive Vice President-Finance and Chief Financial Officer of UDC Homes, Inc. (and its predecessors). Mr. Daskal, a former Tax Partner with Arthur Andersen & Co., became a CPA in Illinois in 1967. He received his BBA and JD from the University of Michigan in Ann Arbor.

David McCoy, 44 years old, has served as Chief Operating Officer since March 2006.  Mr. McCoy joined National Securities in November 2005 as Chief Operating Officer.  Prior to joining the Company, Mr. McCoy was the Chief Operating Officer of GunnAllen Financial from 2002 to 2005.  From 2000 to 2002, Mr. McCoy was the Director of Retail Sales at Montauk Financial.  Prior to 2000, Mr. McCoy was a producing registered representative and affiliate owner for various firms dating back to 1985.  Mr. McCoy received his bachelor’s degree in both Economics and Business Administration from Rollins College and attended the Crummer School of Business.

Brian Friedman, 35 years old, has served as Executive Vice President since March 2006.  Mr. Friedman joined National Securities in 1997 as an associate in the investment banking department.  During his tenure with the company, Mr. Friedman has served as a vice-president of corporate finance and as the managing director of corporate finance.  Prior to joining the Company Mr. Friedman served as an Associate at Liberty Hampshire, where he helped structure, raise capital and operate a special purpose finance company that grew to over $1.0 billion under management.  Mr. Friedman earned his B.A. from the University of Iowa and his JD/MBA from IIT.

Executive Compensation

The following table sets forth the cash compensation paid by the Company to each of its executive officers whose total annual salary and bonus exceeded $100,000 for fiscal year 2006 (the “Named Executive Officers”) during the fiscal years ended 2006, 2005 and 2004:

ANNUAL COMPENSATION
					Compensation
					Securities
		Year			Underlying
Name and Capacity		Ended	Salary (1)	Bonus	Options

Mark Goldwasser		2006	$311,033	$105,300	-
Chairman, President and Chief		2005	$316,712	$-	367,000	(2)
Executive Officer		2004	$250,000	$149,000	250,000

Robert H. Daskal		2006	$160,000	$32,500	-
Chief Financial Officer and Secretary		2005	$160,000	$-	110,000	(2)
		2004	$109,167	$39,500	75,000

David McCoy, Chief Operating Officer	(3)	2006	$168,974	$20,500	100,000

Brian Friedman, Executive Vice President	(4)	2006	$147,500	$52,000	-

(1)
Amounts include, if any, commissions earned in the normal course of business, fees received for corporate finance services and profit from the sale during the year of the Company’s Common Stock obtained through the exercise of options

(2)	Amounts include options that were repriced on February 14, 2005.

(3)	Mr. McCoy joined the Company in November 2005, and became an executive officer in March 2006.

(4)	Mr. Friedman became an executive officer in March 2006.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of September 30, 2006 with respect to compensation plans under which equity securities of the Company are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	932,000 (1)	$1.30	1,500,000 (2)

(1) Includes options issued and outstanding under the 2001 Stock Option Plan.

(2) Includes options available for issuance under the 2006 Stock Option Plan.

Option Grants in Last Fiscal Year

The Company granted options to certain officers and directors. The options granted to the Named Executive Officers during the fiscal year ended September 30, 2006 are as follows:

	Option Grants in Last Fiscal Year
	Number of	% of Total			Potential Realized Value
	Securities	Options			at Assumed Annual Rates
	Underlying	Granted to			of Stock Price Appreciation
	Options	Employees	Exercise	Expiration	for Option Term
Name	Granted	in Fiscal Year	Price	Date	5%	10%

David McCoy	100,000	100.00%	$1.00	11/28/10	$28,000	$61,000

No options were exercised by the Named Executive Officers in the fiscal year ended September 30, 2006. The values of unexercised options at September 30, 2006 are as follows:

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values
	Number of Securities		Value of Unexercised
	Underlying Unexercised		In-the-Money Options
	Options at Fiscal Year End		at Fiscal Year End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable

Mark Goldwasser	367,000	-	$-	$-

Robert H. Daskal	110,000	-	$-	$-

David McCoy	50,000	50,000	$12,500	$12,500

Brian Friedman	125,000	-	$-	$-

Employment Agreements

Mr. Goldwasser entered into an Employment Agreement with the Company dated March 15, 2006. The Agreement is for a three-year term with annual one-year renewal periods unless notice of non-renewal is given by either party. The initial base salary is $350,000 per annum, subject to annual increases. Mr. Goldwasser will also participate in any senior management bonus pools, and receives normal employee benefits.

Mr. Dewey entered into a Compensation Agreement with the Company dated December 27, 2006. The Agreement is at will. The initial base salary is $120,000 per annum, subject to annual increases, and Mr. Dewey was granted an option to purchase 150,000 shares of Common Stock at $1.30 per share, of which half is currently exercisable and half becomes exercisable on December 27, 2007. Mr. Dewey will also participate in any senior management bonus pools, and receives normal employee benefits.

Other Compensation.

The Company’s senior officers and members of its corporate finance department are entitled to a portion of underwriter or placement agent warrants received in the course of the Company’s corporate finance activities. Placement agent warrants are allocated in part based upon the individual’s contribution to both the Company’s overall business activities and the particular corporate finance transaction in which they are issued.  Such warrants typically have no value at the time of allocation.

Report of the Compensation Committee

This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating the Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (the “Acts”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Committee is responsible for reviewing and approving the compensation of the Company's Chief Executive Officer and recommending to the Board of Directors the compensation of the Company's other officers and the Company’s chairman, consistent with employment contracts, where appropriate. The Committee believes the compensation paid to the Company’s Executive Officers is competitive with companies within its industry that are comparable in size and by companies outside the industry with which the Company competes for executive talent.

The Company has a compensation program that consists of salary and performance bonus (that are generally reviewed annually) and stock options. For the fiscal year ended September 30, 2006, the Compensation Committee approved a bonus pool, whereby 20% of the Company’s net income was paid as a bonus to certain members of the Company’s senior management. A similar bonus pool plan was approved by the Company’s Board of Directors, with the recommendation of the Compensation Committee, for the fiscal year ending September 30, 2007. The overall executive compensation philosophy is based upon the premise that compensation should be aligned with and support the Company's business strategy and long-term goals. The Company believes it is essential to maintain an executive compensation program that provides overall compensation competitive with that paid executives with comparable qualifications and experience. This is critical to attract and retain competent executives.

Annual cash bonuses are determined by the Compensation Committee. Stock options may be granted to key employees of the Company pursuant to the Company's stock option plan that provides additional incentive to maximize shareholder value. The plans may also utilize vesting periods to encourage option recipients to continue in the employ of the Company. The Company grants stock options to its officers, directors, employees, investment executives and consultants.

The Compensation Committee regularly evaluates its policies with respect to executive compensation. The Compensation Committee believes that a combination of salary, bonus, and stock options provides a mix of short and long-term rewards necessary to attract motivate and retain an excellent management team.

The Company intends to comply with the requirements of Section 162 (m) of the Internal Revenue Code of 1986 for the fiscal year 2007.

Compensation of the Chief Executive Officer. In March 2006, the Company and Mr. Goldwasser entered into an Employment Agreement for a three-year term with annual one-year renewal periods unless notice of non-renewal is given by either party. The Compensation Committee performed its review of Mr. Goldwasser’s compensation package in accordance with the principles of our compensation philosophy described above. Information considered by the compensation committee included competitive compensation data and Mr. Goldwasser’s record as the chief executive officer of the Company. The compensation committee determined that the total compensation package offered to Mr. Goldwasser was appropriate under prevailing market conditions and that a package of materially lesser value would have been insufficient to secure Mr. Goldwasser’s services. The initial base salary is $350,000 per annum, subject to annual increases. Mr. Goldwasser will also participate in any senior management bonus pools, and receives normal employee benefits.

Compensation Committee:
Robert J. Rosan
Gary A. Rosenberg
Marshall S. Geller
Christopher C. Dewey

Audit Committee Report

On December 6, 2006, the Audit Committee met to review the results of the fiscal year 2006 audit. The Audit Committee reviewed the Company's audited financial statements as of and for the fiscal year ended September 30, 2006 with management and the Company's independent public accountants, Marcum & Kliegman LLP. This review included the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as issued and amended by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee discussed with Marcum & Kliegman LLP their independence from management and from the Company, and received a letter from Marcum & Kliegman LLP confirming their independence.

Based on the above review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements as of and for the fiscal year ended September 30, 2006 be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2006.

Audit Committee:
Gary A. Rosenberg
Robert J. Rosan
Norman J. Kurlan

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16 of the Exchange Act, the Company's directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock. Based solely on the Company’s review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during fiscal year 2006, the Company’s insiders have complied with all Section 16(a) filing requirements applicable to them.

Comparison of Five-Year Cumulative Total Return

On November 1, 2004 the Company’s Common Stock was delisted from The American Stock Exchange (AMEX) and commenced trading on the Over-the-Counter Bulletin Board under the symbol “OLYD”. In March 2006 the Company changed its name to “National Holdings Corporation” and changed its symbol to “NHLD”.

The following chart and graph compares cumulative total stockholder return on the Company’s Common Stock with the cumulative total stockholder return on the common equity of the companies in the AMEX U.S. Index and the AMEX U.S. Financial Index (the “Peer Group”) for the period from October 1, 2001 to September 30, 2006. We assume a $100 investment on October 1, 2001, in each of National Holdings Common Stock, AMEX U.S. Index and the AMEX U.S. Financial Index (the “Peer Group”), and further assume the reinvestment of all dividends.

	National		AMEX
Measurement Period	Holdings	AMEX	U.S. Financial
(Fiscal Year Covered)	Corporation	U.S. Index	Index

2001	100.00	100.00	100.00
2002	25.00	88.86	108.90
2003	70.75	111.12	125.04
2004	30.66	125.22	135.77
2005	37.74	140.45	139.10
2006	66.04	157.56	156.32

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Certain Relationships and Related Transactions

Messrs. Goldwasser, Rettman, McCoy and Friedman have brokerage margin accounts with National Securities. The transactions, borrowings and interest charges in these accounts are handled in the ordinary course of business and are consistent with similar third party customer accounts.

In February 2001, National Securities entered into a secured demand note collateral agreement valued at $1.0 million with Peter Rettman, a member of the Board of Directors of the Company, to borrow securities that can be used by the Company for collateral agreements. In February 2006, upon the maturity of the previously issued secured demand note, National Securities and the holder entered into a new $1.0 million secured demand note collateral agreement with a maturity date of March 1, 2007. The holder also entered into a warrant agreement to purchase 150,000 shares of common stock at a price of $1.25 per share, with an expiration date of July 31, 2007. National Securities and Mr. Rettman have agreed that the note will not be extended beyond its maturity date of March 1, 2007.

Mr. Daskal entered into a Termination and Consulting Agreement with the Company dated December 14, 2001. The agreement with Mr. Daskal provided for the termination of all provisions and obligations pursuant to his Employment Agreement dated January 1, 1997, as amended on July 1, 1999, and payment by the Company of a monthly consulting fee of $10,000 for a period of 27 months which was to commence April 1, 2002. The effective date of the payment of his monthly consulting fee has been deferred until such time as Mr. Daskal’s employment with the Company is terminated. Mr. Daskal subsequently agreed to serve as the Company’s Chief Financial Officer and Secretary.

In January 2006, the Company completed a transaction whereby certain new investors made a $2,000,000 investment in the Company by purchasing an aggregate of (i) $1,000,000 of the Company’s newly created Series B Preferred Stock, which is convertible into Common Stock at a price of $.75 per share, (ii) 11% convertible promissory notes in the principal amount of $1,000,000, which is convertible into Common Stock at a price of $1.00 per share and (iii) warrants to purchase an aggregate of 300,000 shares of Common Stock at an exercise price of $1.00 per share. The investment included $1,700,000 by St. Cloud Capital Partners, L.P., whose managing partner is Marshall S. Geller, who became a member of the Board of Directors of the Company simultaneous with the closing of the transaction, and $300,000 by two unrelated investors.

Mr. Dewey has previously served as an advisor to Robotic Ventures Fund I, L.P. (the “Fund”), a venture capital fund dedicated to investing in companies engaged in the business of robotics and artificial intelligence. The Company serves as the managing member of Robotic Ventures Group LLC, the general partner of the Fund (the “Fund General Partner”), and owns 24.5% of the Fund General Partner. Mr. Dewey is a 9.6% limited partner in the Fund. Mr. Dewey also serves on the Board of Directors of both Z-Kat, Inc, and Mako Surgical Corp., which are investee companies of the Fund.

OTHER BUSINESS

Management knows of no business to be brought before the Annual Meeting of Shareholders other than that set forth herein. However, if any other matters properly come before the meeting, it is the intention of the persons named in the proxy to vote such proxy in accordance with their judgment on such matters. Even if you plan to attend the meeting in person, please execute, date and return the enclosed proxy promptly. Should you attend the meeting, you may revoke the proxy by voting in person. A postage-paid, return-addressed envelope in enclosed for your convenience. Your cooperation in giving this your prompt attention will be appreciated.

By Order of the Board of Directors

/s/ Robert H. Daskal
Robert H. Daskal
Secretary

PROXY CARD

NATIONAL HOLDINGS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NATIONAL HOLDINGS CORPORATION

The undersigned shareholder of National Holdings Corporation, a Delaware corporation (the “Company”), hereby constitutes and appoints Mark Goldwasser and Robert H. Daskal, and each of them, attorneys and proxies of the undersigned, with full power of substitution, to attend, vote and act for and in the name, place and stead of the undersigned at the Annual Meeting of Shareholders of the Company, to be held on March 13, 2007 at 12:00 P.M. at 120 Broadway, 27th Floor, New York, New York 10271, and at any adjournments thereof, with respect to the following:

Proposals:

1.	Election of Directors:

The Board of Directors recommends a vote FOR the listed nominees.

Mark Goldwasser	☐ For	☐ Withhold

Gary A. Rosenberg	☐ For	☐ Withhold

2.	The Board of Directors recommends a vote to ratify the appointment of Marcum & Kliegman LLP as independent public accountants of the Company for the fiscal year ending September 30, 2007.

☐ For	☐ Against	☐ Abstain

This proxy will be voted as directed, but if no direction is indicated, it will be voted FOR the election of the nominees named in proposal 1 and FOR proposal 2 as described herein.

The Board of Directors recommends voting in favor of both of the two (2) proposals.

Signature __________________________

Date ______________________________

Signature __________________________
(if held jointly)

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